Exhibit 99

                                   EXHIBIT INDEX


     The following exhibits are filed as a part of this Registration Statement on Amendment No. 1 to Form S-2. Certain of these exhibits are incorporated by reference.


Exhibit No.                            Description of Exhibits


      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
      INDENTURES:

   3(i) A    Articles of Incorporation and Bylaws of Farmland Industries, Inc.
      effective December 5, 1996. (Incorporated by Reference - Form 10-Q for the quarter ended November 30, 1996, filed January 14, 1997)

*  3(i) B    Certificate of Board of Directors Resolution for the Decrease and
      Elimination of Preferred Stock, dated December 19, 1997.

   4(i)A     Certificate of Designation for a Series of Preferred Shares
      Designated as 8% Series A Cumulative Redeemable Preferred Shares, dated December 19, 1997. (Incorporated by Reference - Form S-2, filed April 3,
      1998)

   4(i)B     Registration Rights Agreement dated as of December 16, 1997 between
      Farmland Industries, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Initial Purchaser. (Incorporated by Reference - Form S-2, filed April 3, 1998)

      OPINIONS RE LEGALITY:

*  5.(i)A    Opinion of Robert B. Terry, Vice President and General Counsel of
      Farmland Industries, Inc. re legality  of Preferred Shares

*  5.(i)B    Opinion of Stinson, Mag & Fizzell, P.C., re legality of Preferred
      Shares


        MATERIAL CONTRACTS:

        LEASE CONTRACTS:

  10.(i)A    Lease dated December 11, 1997, between Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee and Farmland Industries, Inc. . (Incorporated by Reference - Form S-2, filed April 3,
      1998)

        MANAGEMENT REMUNERATIVE PLANS:

  10.(iii)A  Farmland Industries, Inc. Employee Variable Compensation Plan
      (September 1, 1997 - August 31, 1998). (Incorporated by Reference - Form 10-K filed November 7, 1997)

  10.(iii)B  Farmland Industries, Inc. Management Long-Term Incentive Plan
      (Effective September 1, 1993) (Incorporated by Reference - Form 10-K, filed November 28, 1995)

        10.(iii)B(1)   Exhibit E (Fiscal years 1997 through 1999)  (Incorporated
               by Reference - Form 10-K filed November 7, 1997)

        10.(iii)B(2)   Exhibit F (Fiscal years 1998 through 2000) (Incorporated
               by Reference - Form 10-K filed November 7, 1997)

  10.(iii)C  Farmland Industries, Inc. Supplemental Executive Retirement Plan
      (Effective January 1, 1994) (Incorporated by Reference - Form 10-K, filed November 28, 1995)

        10.(iii)C(1)   Resolution Approving the Revision of Appendix A and
               Appendix A (Incorporated by Reference - Form 10-K, filed November 27, 1996)

  10.(iii)D  Farmland Industries, Inc. Executive Deferred Compensation Plan (As
      Amended and Restated Effective November 1, 1996) (Incorporated by Reference - Form 10-K, filed November 27, 1996)

* 12  Computation of Ratios

        CONSENTS OF EXPERTS AND COUNSEL:

* 23.AIndependent Auditors' Consent

  23.BConsent of Stinson, Mag & Fizzell, P.C. (included in Exhibit 5)

  23.CConsent of Robert B. Terry, Vice President and General Counsel of
      Farmland Industries, Inc. (included in Exhibit 5)

  24  Power of Attorney  (Incorporated by Reference - Form S-2, filed April 3,
      1998)

 * Filed herewith